EXHIBIT 99.1

Rebound in LED Lighting Retrofit Activity Leads Orion’s Q3 Revenue Rise to $44.3M and Net Income Increase to $4.3M, or $0.14 per share; Investor Call Today at 10am ET

Manitowoc, WI – February 11, 2020 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, controls and IoT systems, including turnkey project implementation, as well as ongoing system maintenance and program management, today reported results for its FY 2021 third quarter ended December 31, 2020 (Q3’21). Orion will hold an investor call today at 10:00 a.m. ET – details below.

Q3 Financial Highlights				Prior Three Quarters
$ in millions except per share figures	Q3’21	Q3'20	Change	Q2’21	Q1’21	Q4’20
Revenue	$44.3	$34.2	+$10.0	$26.3	$10.8	$25.9
Gross Profit	$11.0	$8.3	+$2.7	$7.3	$2.6	$5.8
Gross Profit %	24.9%	24.2%	+70 bps	27.6%	24.4%	22.3%
Net Income (Loss)	$4.3	$2.3	+$2.0	$1.9	($2.2)	($0.5)
EPS	$0.14	$0.07	+$0.07	$0.06	($0.07)	($0.02)
EBITDA*	$4.9	$2.8	+$2.0	$2.3	($1.7)	$0.0
Cash & Equivalents	$12.3	$13.8	-$1.5	$12.1	$10.8	$28.8
*EBITDA reconciliation table below.

Highlights

•

Q3’21 revenue grew to $44.3M from $34.2M in Q3’20, demonstrating a rapid rebound in major account activity, and also exceeded Q2’21 revenue of $26.3M. The Q3’21 performance improvement reflects a full quarter of business activity following COVID-19-related disruptions that commenced in March 2020 and continued primarily through August 2020.

•

Q3’21 revenue included previously delayed turnkey LED lighting retrofit activity for a major national account project that resumed in early August, in addition to significant contribution from a national retrofit project for a specialty retail customer.

•

Q3’21 gross profit percentage increased to 24.9% from 24.2% in Q3’20, primarily because of improvement in product margin partially offset by increased service revenues which have lower margins, but declined sequentially from 27.6% in Q2’21primarily because of a change in customer mix and start-up costs related to the national specialty retail customer project.

•

Q3’21 operating expenses increased to $6.5M versus $5.8M in Q3’20 and $5.4M in Q2’21, principally reflecting higher sales commissions on increased revenue, incremental costs required to support higher revenues, as well as start-up costs associated with the Company’s new maintenance services business.

•	Orion’s EBITDA improved to $4.9M in Q3’21, compared to $2.8M in Q3’20 and $2.3M in Q2’21.
•

Orion ended the quarter with $23.3M in working capital, including $12.3M of cash and had no amounts drawn on its credit facility. In December, Orion secured a new five-year $25.0 million revolving credit facility with Bank of America. The facility provides a 25% increase in financing capacity and liquidity to support the execution of the Company’s strategic growth plans.

•	Excluding any significant COVID-19 business impacts, Orion continues to anticipate FY ’21 revenue of at least $117M and FY ’22 revenue that should at least match its record results achieved in FY ’20.

CEO Commentary

Mike Altschaefl, Orion’s CEO and Board Chair, commented, "As anticipated, our business rebound accelerated in Q3’21 with both existing and new customers returning to pre-COVID-19 levels of activity, along with a growing pipeline of opportunities. We are seeing significant opportunities in a number of our markets, including national retailers, global online retailers, warehousing and logistics, automotive, healthcare and the public sector.

“Product development continues to play an important role in Orion’s success as we are experiencing very solid demand for new product lines introduced over the past year. Our new Starline high-bay LED fixture line has been very well received by customers and partners due to its efficient, cost-effective design and energy efficiency. We are also having good success with a new exterior lighting product line that delivers more efficient illumination than comparable products, and we are launching some next generation linear LED fixtures later this month. As always, Orion remains focused on innovative product designs that deliver performance, value and customized solutions for our customers while also incorporating design, production and sourcing efficiencies that provide opportunities for margin enhancement. For example, earlier this week, Orion announced a licensing and exclusive manufacturing agreement with Go Fan Yourself (GFY). Orion will utilize GFY’s patented technology incorporating UVC into air movement products. UVC has been proven effective in killing airborne viruses, including COVID-19, as well as bacteria, fungi and other germs. These products will join Orion’s existing line of LED lighting fixtures, which utilize antimicrobial LED’s in the 405 nanometer wavelength to reduce surface growth of bacteria, fungi, mold and mildew, as Orion builds on its healthy, safe and sustainable solutions.

“A growing number of large national account customers are recognizing the value of Orion’s unique, customized, turnkey LED lighting capabilities and our proven track record in executing large national installation programs with efficient, high-quality service. Our sales team is very active in leveraging this capability to develop new large customer prospects for our lighting systems and services. Though the sales cycles can be longer for such large opportunities, we feel confident in the broad array of benefits our systems can deliver, ranging from improved illumination, enhanced work environments and greater safety, along with the environmental and cost benefits delivered by state-of-the-art LED lighting and controls. Building off this value proposition we are also excited by the potential of products incorporating UV and violet light technologies to help our customers address environmental safety concerns around germs, bacteria and viruses.

“Reflecting these and other factors, we are confident in our business outlook going forward, tempered only by the real potential for COVID-19 concerns to impact our customers’ plans and our operations. Although we have put in place rigorous safety protocols to reduce the risks of COVID-19 impacts to our business, there are many circumstances that are outside our control and so COVID-19 remains a significant risk to our future performance.”

Business Outlook

Orion expects to achieve FY ’21 annual revenue of at least $117M, implying $80M of revenue will be generated in the second half, though more weighted to the third quarter. Orion believes it is well positioned and expects to achieve financial results in FY ’22 that should at least match those delivered in FY ’20.  In FY ’20, Orion achieved record revenue of $151M and net income of $12.5M, or $0.40 per diluted share. Orion’s FY ’22 outlook, which assumes no material negative COVID-19 impacts, is supported by the following factors:

•

Orion anticipates significant additional product and service revenue from an existing large national retail customer for the retrofit of additional locations, new construction, outdoor lighting and other projects.

•	Orion expects to generate significant revenue from custom-designed luminaires for a global online retailer’s new facilities.
•	Orion has completed several initial facilities for a global logistics industry customer that is expected to be a significant source of additional revenue, on a project-by-project basis.
•

Orion has been selected by another leading global logistics provider to be their primary LED lighting supplier and project manager in North America, also on a project basis. This relationship is expected to be a meaningful source of new revenue.

•	Orion expects to continue the LED lighting retrofits for a national specialty retailer.
•	Orion’s existing automotive customers are likely to provide a number of project opportunities.
•	Orion is seeing significant opportunities in the healthcare market.
•	Orion anticipates continued steady demand from long-standing public sector customers, including the U.S. Military, the Veterans Administration and the U.S. Postal Service.
•

Orion is experiencing a solid rebound in interest and business activity within its energy service company (ESCO) and electrical contractor distribution channels, where its new products are resonating, and more companies appear willing to proceed with retrofit and new construction projects.

•	Companies are increasingly engaged in pursuing green, cost saving projects that exhibit strong ROI, many of which had been on hold due to COVID-19.
•

Orion has recently launched new LED lighting products, including outdoor fixtures and linear products that have been designed to deliver superior quality and energy efficiency at attractive pricing. These products are expected to support revenue growth opportunities in FY ’22 and beyond.

Orion cautions investors that this outlook involves uncertainty due to the COVID-19 pandemic and possible business and other economic impacts.

Financial Results

Orion’s Q3’21 revenue improved to $44.3M compared to $34.2M in Q3’20 and $26.3M in Q2’21, as business activity rebounded rapidly following COVID-19 related impacts. During Q3’21, Orion was again fully engaged in installations for a large national retail customer and another national account project, with minimal COVID-19 impacts. Q3’21 product revenue increased to $31.9M from $25.9M in Q3’20 and service revenue increased to $12.3M from $8.4M, principally reflecting installation and services for national accounts.

Gross profit percentage increased to 24.9% in Q3’21 from 24.2% in Q3’20, primarily because of improvement in product margin partially offset by increased service revenues which have lower margins, but decreased sequentially from Q2 ’21 because of a change in customer mix and higher costs related to the start of a national account project during the quarter.

Total operating expenses increased to $6.5M in Q3’21 from $5.8M in Q3’20 and $5.4M in Q2’21, due primarily to the impact of sales commissions on higher revenue, as well as start-up costs related to the Company’s new maintenance services business.

Orion generated EBITDA of $4.9M in Q3’21 versus $2.8M in Q3’20 and $2.3M in Q2’21. Q3’21 net income improved to $4.3M, or $0.14 per diluted share, compared to net income of $2.3M, or $0.07 per diluted share in Q3’20 and $1.9M, or $0.06 per diluted share, in Q2’21, reflecting relatively higher revenue covering fixed expenses.

Cash Flow & Balance Sheet

Orion generated $8.5M of cash from operating activities in Q3’21 as compared to $5.8M in Q3’20. The increase was due to higher net income adjusted for changes in working capital.

As of December 31, 2020, Orion’s net working capital balance increased to $23.3M, including $12.3M in cash and cash equivalents, as compared to net working capital of $19.4M at December 31, 2019. Orion had no balance outstanding on its revolving credit facility and $25.0M of availability on the facility as of quarter end.

Webcast/Call Detail

Date / Time:	Thursday, February 11th at 10:00 a.m. ET (9:00 a.m. CT)
Call Dial-In:	(877) 754-5294 or (678) 894-3013 for international
Webcast/Replay:	https://edge.media-server.com/mmc/p/mzc7jnup
Audio Replay:	(855) 859-2056, ID#5357316 (available shortly after the call through 2/18/21)

About Orion Energy Systems

Orion provides innovative LED lighting systems and turnkey project implementation including installation and commissioning of fixtures, controls and IoT systems, as well as ongoing system maintenance and program management. We help our customers achieve energy savings with healthy, safe and sustainable solutions, enabling them to reduce their carbon footprint and digitize their business.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization). The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses EBITDA to evaluate performance of the business and believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurement. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA and Adjusted EBITDA Reconciliation” following the Condensed Consolidated Statements of Cash Flows included in this press release.

COVID-19 Impacts

The COVID-19 pandemic has disrupted business, trade, commerce, financial and credit markets, in the U.S. and globally. Orion’s business has been materially adversely impacted by measures taken by government entities and others to control the spread of the virus. As part of the Company’s recent response to the impacts of the COVID-19, management has taken a number of cost reduction and cash conservation measures. While restrictions have begun to lessen in certain jurisdictions, stay-at-home, face mask, and lockdown orders remain in effect in others, with employees asked to work remotely if possible. Many customers and projects require Orion employees to travel to customers and project locations. Some customers and projects are in areas where travel restrictions have been imposed, certain customers have either closed or reduced on-site activities, and timelines for the completion of multiple projects have been delayed, suspended, or extended. As of the date of this release, it is not possible to predict the overall impact the COVID-19 pandemic will have on the Company's business, liquidity, capital resources or financial results.

Safe Harbor Statement

Certain matters discussed in this press release, including under the headings “Highlights”, “CEO Commentary”, and "Business Outlook" are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to achieve our expected revenue and other financial objectives in FY ’21 and beyond, particularly as a result of the COVID-19 pandemic; (ii) our recent and expected continued reliance on revenue generated from the retrofit of a single or few national account projects; (iii) our ability to achieve profitability and positive cash flows; (iv) our levels of cash and our borrowing capacity under our revolving line of credit; (v) the availability of additional debt financing and/or equity capital; (vi) our lack of major sources of recurring revenue, our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (vii) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; (viii) our ability to manage the ongoing decreases in the average selling prices of our products as a result of competitive pressures in the evolving LED market; (ix) our ability to differentiate our products in a highly competitive market, expand our customer base and gain market share; (x) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xi) our ability to adapt to increasing convergence in the LED market; (xii) the reduction or elimination of investments in, or incentives to adopt, LED lighting technologies; (xiii) our increasing ongoing attempts to sell more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xiv) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xv) the potential deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of the implementation of tariffs; (xvi) our increasing reliance on third parties for the manufacture and development of products and product components; (xvii) our ability to maintain safe and secure information technology systems; (xviii) our failure to comply with the covenants in our revolving credit agreement; (xix) our fluctuating quarterly results of operations; (xx) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (xxi) our ability to balance customer demand and production capacity; (xxii) our ability to maintain an effective system of internal control over financial reporting; (xxiii) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxiv) our ability to defend our patent portfolio; (xxv) a reduction in the price of electricity; (xxvi) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxvii) the sale of our corporate office building which will likely result in a non-cash impairment charge; and (xxviii) potential warranty claims in excess of our reserve estimates and (xxviii) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Twitter: @OrionLighting and @OrionLightingIR

StockTwits: @Orion_LED_IR

###

Investor Relations Contacts

Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31, 2020	March 31, 2020
Assets
Cash and cash equivalents	$12,279	$28,751
Accounts receivable, net	23,744	10,427
Revenue earned but not billed	1,519	560
Inventories, net	18,518	14,507
Prepaid expenses and other current assets	607	723
Total current assets	56,667	54,968
Property and equipment, net	11,410	11,817
Other intangible assets, net	2,033	2,216
Long-term accounts receivable	652	760
Other long-term assets	2,906	2,802
Total assets	$73,668	$72,563
Liabilities and Shareholders’ Equity
Accounts payable	$19,360	$19,834
Accrued expenses and other	13,916	7,228
Deferred revenue, current	126	107
Current maturities of long-term debt	14	35
Total current liabilities	33,416	27,204
Revolving credit facility	—	10,013
Long-term debt, less current maturities	39	50
Deferred revenue, long-term	659	715
Other long-term liabilities	3,768	3,546
Total liabilities	37,882	41,528
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at December 31, 2020 and March 31, 2020; no shares issued and outstanding at December 31, 2020 and March 31, 2020	—	—
Common stock, no par value: Shares authorized: 200,000,000 at December 31, 2020 and March 31, 2020; shares issued: 40,227,900 at December 31, 2020 and 39,729,569 at March 31, 2020; shares outstanding: 30,759,953 at December 31, 2020 and 30,265,997 at March 31, 2020	—	—
Additional paid-in capital	157,262	156,503
Treasury stock, common shares: 9,467,947 at December 31, 2020 and 9,463,572 at March 31, 2020	(36,181)	(36,163)
Retained deficit	(85,295)	(89,305)
Total shareholders’ equity	35,786	31,035
Total liabilities and shareholders’ equity	$73,668	$72,563

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Product revenue	$31,929	$25,867	$61,890	$93,778
Service revenue	12,322	8,382	19,453	31,171
Total revenue	44,251	34,249	81,343	124,949
Cost of product revenue	23,203	19,075	44,834	68,778
Cost of service revenue	10,042	6,900	15,605	24,823
Total cost of revenue	33,245	25,975	60,439	93,601
Gross profit	11,006	8,274	20,904	31,348
Operating expenses:
General and administrative	3,030	2,662	8,079	8,274
Sales and marketing	3,120	2,735	7,306	8,359
Research and development	391	439	1,230	1,240
Total operating expenses	6,541	5,836	16,615	17,873
Income from operations	4,465	2,438	4,289	13,475
Other income (expense):
Other income	12	2	56	22
Interest expense	(1)	(38)	(51)	(261)
Amortization of debt issue costs	(20)	(61)	(142)	(182)
Loss on debt extinguishment	(90)	—	(90)	—
Interest income	—	2	—	5
Total other expense	(99)	(95)	(227)	(416)
Income before income tax	4,366	2,343	4,062	13,059
Income tax expense	51	39	52	66
Net income	$4,315	$2,304	$4,010	$12,993
Basic net income per share attributable to common shareholders	$0.14	$0.08	$0.13	$0.43
Weighted-average common shares outstanding	30,735,722	30,243,865	30,586,196	30,053,330
Diluted net income per share	$0.14	$0.07	$0.13	$0.42
Weighted-average common shares and share equivalents outstanding	31,320,427	30,824,078	31,289,359	30,862,088

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended December 31,
	2020	2019
Operating activities
Net income	$4,010	$12,993
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	889	910
Amortization of intangible assets	225	282
Stock-based compensation	611	515
Amortization of debt issue costs	142	182
Loss on debt extinguishment	90	—
Impairment of intangible assets	—	3
Loss on sale of property and equipment	6	—
Provision for inventory reserves	185	192
Other	9	28
Changes in operating assets and liabilities:
Accounts receivable, current and long-term	(13,208)	(420)
Revenue earned but not billed	(959)	2,957
Inventories	(4,196)	970
Prepaid expenses and other assets	339	44
Accounts payable	(304)	(2,990)
Accrued expenses and other	6,555	(1,296)
Deferred revenue, current and long-term	(38)	(95)
Net cash (used in) provided by operating activities	(5,644)	14,275
Investing activities
Purchases of property and equipment	(658)	(582)
Additions to patents and licenses	(43)	(73)
Net cash used in investing activities	(701)	(655)
Financing activities
Payment of long-term debt	(32)	(68)
Proceeds from revolving credit facility	8,000	63,200
Payments of revolving credit facility	(18,013)	(71,572)
Payments to settle employee tax withholdings on stock-based compensation	(22)	(76)
Deferred financing costs	(212)	(91)
Net proceeds from employee equity exercises	152	20
Net cash used in financing activities	(10,127)	(8,587)
Net (decrease) increase in cash and cash equivalents	(16,472)	5,033
Cash and cash equivalents at beginning of period	28,751	8,729
Cash and cash equivalents at end of period	$12,279	$13,762

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Net (loss) income	$4,315	$2,304	$4,010	$12,993
Interest	1	36	51	256
Taxes	51	39	52	66
Depreciation	302	295	889	910
Amortization of intangible assets	73	94	225	282
Amortization of debt issue costs	20	61	142	182
Loss on Debt Extinguishment	90	—	90	—
EBITDA	$4,852	$2,829	$5,459	$14,689